UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2016

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	777 Old Saw Mill River Road, Tarrytown, New York	10591
	(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Company's Annual Meeting held on June 8, 2016, stockholders voted on (i) the election of directors; (ii) an advisory vote on the compensation of the Company's named executive officers and (iii) the ratification of the Board of Directors' selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2016. The number of votes cast for and against, and abstentions and broker non-votes with respect to each matter are set forth below. Each of the directors nominated for election was elected, and each of the other two proposals was approved by stockholders.

	For	Against	Abstain	Broker Non-Votes
1. Election of Directors				20,573,576
Peter J. Crowley	39,290,724	147,851	19,343
Mark R. Baker	39,290,275	146,553	21,090
Bradley L. Campbell	39,279,942	156,682	21,294
Karen J. Ferrante	39,282,471	156,104	19,343
Michael D. Kishbauch	39,084,536	354,038	19,344
David A. Scheinberg	39,287,566	151,008	19,344
Nicole S. Williams	39,110,514	325,649	21,755

2. Advisory vote on compensation of named executive officers	39,093,538	319,035	45,345	20,573,576

3. Ratification of selection of Ernst & Young LLP	59,646,418	287,412	97,664	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.
By:	/s/ PATRICK FABBIO
Patrick Fabbio
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: June 9, 2016